EXHIBIT 99.1

ROADSHIPS HOLDINGS INC.

1846 E Innovation Park Drive

Oro Valley, AZ 85755

NOTICE TO CERTAIN SHAREHOLDERS
PURSUANT TO

SECTION 228(e) OF THE DELAWARE GENERAL CORPORATION LAW

October 20, 2015

NOTICE IS HEREBY GIVEN pursuant to Section 228(e) of the Delaware General Corporation Law that the resolutions set forth in the enclosed Action by Written Consent of Stockholders (the "Resolutions") have been approved by the Company's board of directors and adopted by the written consent of holders of a majority of the Company's outstanding Common Stock. The Resolutions were filed with the Secretary of State of the State of Delaware on October 19, 2015, and will become effective on November 2, 2015.

The Resolutions authorize an amendment and restatement of the Company's certificate of incorporation (the "Certificate of Incorporation"), which will become effective November 2, 2015. The amended provisions of the Certificate of Incorporation include the following:

1.	The name of the Company will be changed to Tautachrome Inc.

2.	The authorized common stock of the Company will be increased to 4 billion shares of Common Stock and 100 million shares of Preferred Stock.

3.

The board of directors now will have the authority to adopt, amend or repeal the Bylaws of the Company without shareholder approval. Such authority will not limit the power of the Company's stockholders to adopt, amend or repeal the Bylaws.

4.	The Chancery Court of Delaware will be designated as the only forum in which certain actions against the Company, its directors, officers and other employees may be commenced.

5.	The Company will reserve the right to further amend the Certificate of Incorporation.

The foregoing summary of the Resolutions is not complete and is qualified in its entirety by the Resolutions.

The Resolutions will not affect the validity or transferability of any currently outstanding stock certificates. It is not necessary for any shareholders of the Company to surrender or exchange any stock certificates as a result of the Resolutions.

To the extent required by Section 228(e) of the Delaware General Corporation Law, this notice serves as prompt notice of the stockholder actions described above taken by less than unanimous written consent. No action is required by you.

ROADSHIPS HOLDINGS INC.

By:	/s/ Jon N. Leonard
Dr. Jon N. Leonard
Chief Executive Officer and President

1

ROADSHIPS HOLDINGS INC.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

In accordance with Section 228 of the Delaware General Corporation Law and the Bylaws of Roadships Holdings Inc., a Delaware corporation (the "Corporation"), the undersigned stockholders of the Corporation hereby take the following actions and adopt the following resolutions:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended to: (i) change the name of the Corporation to "Tautachrome Inc."; (ii) increase the authorized number of shares of Common Stock from 3,000,000,000 shares to 4,000,000,000 shares; (iii) increase the authorized number of shares of Preferred Stock from 10,000,004 shares to 100,000,000 shares; (iv) authorize the Board of Directors of the Corporation to adopt, alter, amend or repeal the Bylaws of the Corporation; and (iv) make certain other changes, as set forth in the Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit A (the "Amended Certificate").

RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation, as currently in effect, be amended and restated to read in its entirety as set forth in the Amended Certificate.

RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute the Amended Certificate and take all such action as such officers deem necessary or desirable to file the Amended Certificate with the Delaware Secretary of State and to cause the Amended Certificate to become effective on November 2, 2016.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Corporation.

IN WITNESS WHEREOF, by executing this Action by Written Consent of Stockholders, each undersigned stockholder is giving written consent with respect to all shares of the Corporation's capital stock held by such stockholder in favor of the above resolutions. This Action by Written Consent of Stockholders may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

Dated: October 16, 2015	/s/ Jon N. Leonard
Dr. Jon N. Leonard

/s/ Tammy Nugent
TAMMY NUGENT as trustee for
Twenty Second Trust

2

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TAUTACHROME INC.

ARTICLE I

The name of the corporation is Tautachrome Inc.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 501 Silverside Road, Suite 105, Wilmington, DE 19809. The name of the Corporation's registered agent at such address is VALIS Group Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The total number of shares of all classes of stock that the Corporation has authority to issue is 4,100,000,000 shares, consisting of 4,000,000,000 shares of Common Stock, par value $0.00001 per share ("Common Stock"), and 100,000,000 shares of Preferred Stock, par value $0.0001 per share ("Preferred Stock").

The Board of Directors is authorized, subject to the limitations prescribed by law, by resolution or resolutions, to provide for the issuance of shares of Preferred Stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders of the Corporation generally are entitled to vote; except that, unless otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation of the Corporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the Delaware General Corporation Law.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is authorized to adopt, alter, amend or repeal the Bylaws of the Corporation, except that the Board of Directors may not repeal or amend any Bylaw that the stockholders of the Corporation have expressly provided may not be amended or repealed by the Board of Directors.

ARTICLE VI

To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article VI shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the Delaware General Corporation Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

3